Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 3, 2014 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Tessera Technologies, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ PRICEWATERHOUSE COOPERS LLP

PricewaterhouseCoopers LLP
San Jose, California
May 14, 2014